EXHIBIT 10.32

THIRD AMENDMENT TO

THE RETIREMENT PLAN FOR EMPLOYEES OF

BANCTRUST FINANCIAL GROUP, INC.

The Retirement Plan for Employees of BancTrust Financial Group, Inc. is hereby amended as follows:

1.	Section 1.01 is amended to add the following language to the end thereof effective December 31, 2002:

The Accrued Benefit of a Participant who terminates and is rehired after December 31, 2002 shall be frozen as of December 31, 2002 (in the case of a Participant who terminates on or before December 31, 2002) or as of his termination date (in the case of a Participant who terminates after December 31, 2002).

2.	Section 2.02 is amended to add the following language to the end thereof, effective December 31, 2002:

Participation in the Plan shall be frozen effective December 31, 2002 for individuals who are not active employees or Participants on that date and who are hired or rehired after that date. No additional Employee hired or rehired after December 31, 2002 shall become a Participant in the Plan.

IN WITNESS WHEREOF, BancTrust Financial Group, Inc. has caused this instrument to be executed this 28th day of April, 2003.

BancTrust Financial Group, Inc.

ATTEST: (SEAL)	By:	J S. Nelson

RECEIVED AND ACKNOWLEDGED

TRUSTEE

Date: April 28, 2003	By:	Alexis Maloy